Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809 (Tel)
(651) 225-3123 (Fax)

ECOLAB REPORTS VERY STRONG FOURTH QUARTER EPS GAIN

Double-digit 2004 EPS gain forecasted from ongoing operations

2003 FOURTH QUARTER HIGHLIGHTS:

•                                          Record diluted net income per share +37% to $0.26

•                                          Diluted EPS +18% from ongoing operations

•                                          Record sales +8% to $956 million

•                                          Strong Europe profit growth leads operating results

•                                          2004 full year diluted earnings per share expected to rise to the $1.14-$1.17 range compared with net income per share of $1.06 in 2003 and show a double-digit increase over 2003’s income from ongoing operations of $1.03 per share

	Fourth Quarter and Year Ended December 31
	Fourth Quarter		Year
(Diluted earnings per share)	2003	2002	2003	2002

Pro forma income from ongoing operations	$0.26	$0.22	$1.03	$0.92

Pro forma adjustments
Gain from sale of equity investment	—	—	0.03	—
One-time gain from benefit plan changes	—	—	—	0.01
Special charges	—	(0.03)	—	(0.12)
Adoption of SFAS No. 142 - transition impairment charge	—	—	—	(0.02)
Discontinued operations	—	—	—	0.01

Net income, as reported	$0.26	$0.19	$1.06	$0.80

Per share amounts have been retroactively adjusted for the two-for-one stock split paid June 6, 2003.  Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.   Pro Forma Income from Ongoing Operations, a non-GAAP financial measure, is provided to assist in the reader’s understanding of the comparability of the company’s results for 2002 and 2003.  Net income for the year ended December 31, 2003 included a $0.03 gain on the sale of an equity investment and special charges which were not significant and therefore are not reflected in the table above.  In addition, income for 2002 was impacted by several unusual items.  See the attached schedule of “Supplemental Diluted Earnings per Share Information.”

ST. PAUL, Minn., February 6, 2003:  Strong profit growth from its European operations and improving U.S. Cleaning & Sanitizing profitability, along with favorable currency trends and a lower effective tax rate, spurred results as diluted net income per share rose 37% to $0.26 per share in Ecolab’s fourth quarter ended December 31, 2003.  (All share and per share results discussed in this release are adjusted to reflect the company’s two-for-one stock split paid June 6, 2003.)

Ecolab’s consolidated sales increased 8% to a record $956 million in 2003’s fourth quarter. Net income increased 32% to a record $67 million.  Fourth quarter 2002 net income included special charges related to restructuring and cost saving actions.  Excluding those special charges from 2002 results, fourth quarter 2003 diluted earnings per share increased 18%.   Currency translation had a favorable impact on net income of approximately $4.5 million for the fourth quarter of 2003.

Commenting on the quarter, Allan L. Schuman, Ecolab’s Chairman and Chief Executive Officer said, “Excellent margin improvement in our European and U.S. Cleaning & Sanitizing operations led the way as we turned in outstanding profits in the fourth quarter.  Conditions in certain of our businesses, including those serving the industrial markets, continued to be challenging in the quarter, but our ability to leverage our wide range of market opportunities while at the same time improve operating margins demonstrates once again the strength and balance of our business and strategy. At the same time we achieved these strong earnings gains, we also made important progress in developing our newer businesses.  Overall, it was an impressive performance and we are very pleased with the net results and the way in which we set ourselves up for future growth.

“We believe 2004 will yield an improving business environment.  We are seeing continued improving trends in our key restaurant and lodging markets, and are ready and eager to fully exploit them.  Ecolab entered 2004 with an excellent array of new and differentiated products, and are making key investments in our sales and service organization.  Our financial position is strong and we are using it wisely as we actively pursue acquisitions and related strategic business development opportunities. We have also strengthened our management team through internal development and selective additions from outside the company.   In short, we believe Ecolab is positioned to again outperform the industry and achieve strong earnings growth in 2004.  We are excited by the opportunities before us.”

Fourth quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 2% to $401 million, while operating income rose 6% to $61 million as the benefits of an improved business mix and cost efficiencies offset sales force investments and training.

United States Other Services sales increased 4% to $81 million in the fourth quarter.  Operating income declined to $2 million. Continued growth by Pest Elimination was offset by GCS, where transition costs related to a new centralized administration center adversely affected results.

Sales of Ecolab’s International Cleaning & Sanitizing operations when measured at fixed currency rates rose 2% to $410 million in the fourth quarter. Excluding acquisitions and divestitures, sales rose 3%.  Asia Pacific and Latin America sales showed good sales gains.  Fixed currency operating income rose 19% to $47 million, led by Europe, primarily due to an improved business and product mix as well as careful management of costs.  Excluding acquisitions and divestitures, fixed currency operating income rose 13%.  At public currency rates, International Cleaning and Sanitizing sales increased 15% and operating income grew 37%.

During the fourth quarter, Ecolab made voluntary cash contributions to its pension plan totaling $75 million.

Ecolab reacquired approximately 1.1 million shares of its common stock during the fourth quarter.  Share repurchases totaled 8 million for the full year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of business acquisitions, divestitures or other material corporate transactions, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward Looking Statements” at the end of this release and in our periodic reports.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the first quarter 2004 over the first quarter 2003. Gross margins are expected to be around 51%, and selling, general and administrative expenses are expected to be slightly higher than the 39.3% of sales recorded in the first quarter of 2003.    Interest expense is expected to be

approximately $13 million.  The effective tax rate should be approximately 37.5%.  Overall, currency translation is expected to contribute to first quarter earnings.  Diluted earnings per share are expected to be in the $0.23-$0.25 range in the first quarter of 2004.

For the full year ending December 31, 2004, Ecolab expects diluted earnings per share to increase to the $1.14-$1.17 range compared with as reported net income per share of $1.06 and the $1.03 earned from ongoing operations in 2003.

With 2003 sales of $3.8 billion, Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products for the hospitality, foodservice, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the fourth quarter earnings announcement today at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor.  A replay of the webcast will be available at that site through February 16, 2004.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at http://www.microsoft.com/windows/windowsmedia/download/default.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2004 first quarter and full year financial and business prospects, including estimated gross margins, SG&A expenses, interest expense, tax rates, currency translation and earnings per share.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.  These risks and uncertainties include: the vitality of the foodservice, hospitality, and travel industries; restraints on pricing flexibility due to competitive factors and customer and vendor consolidations; changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials; the occurrence of capacity constraints or the loss of a key supplier; the effect of future acquisitions or divestitures or other corporate transactions; the company’s ability to achieve plans for past acquisitions; the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of the company’s products and (ii) changes in tax, fiscal, governmental and other regulatory policies; economic factors such as the worldwide economy, interest rates and currency movements, including, in particular, the company’s exposure to foreign currency risk; the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war, (d) natural or manmade disasters (including material acts of terrorism or other hostilities which impact the company’s markets), and (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries; loss of, or changes in, executive management; the company’s ability to continue product introductions and technological innovations; and other uncertainties or risks reported from time-to-time in the company’s reports to the Securities and Exchange Commission.  In addition, the company notes that its stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that the company’s earnings levels will meet investors’ expectations. Ecolab undertakes no duty to update its Forward-Looking Statements.

# # #

IMMEDIATE RELEASE

M.J. Monahan
(651) 293-2809

ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

	Fourth Quarter		Year
(thousands, except per share)	2003	2002	2003	2002
	(unaudited)

Net Sales	$956,466	$883,380	$3,761,819	$3,403,585

Cost of Sales *	469,823	444,032	1,845,202	1,687,597
Selling, General and Administrative Expenses	372,812	335,117	1,433,551	1,283,091
Special Items **	(472)	10,808	408	37,031

Operating Income	114,303	93,423	482,658	395,866

Gain on Sale of Equity Investment	228	—	11,105	—

Interest Expense, Net	10,839	10,440	45,345	43,895

Income from Continuing Operations before Income Taxes	103,692	82,983	448,418	351,971

Provision for Income Taxes	36,256	31,877	171,070	140,081

Income from Continuing Operations before Cumulative Effect of Change in Accounting	67,436	51,106	277,348	211,890

Change in Accounting for Goodwill and Other Intangible Assets	—	—	—	(4,002)

Gain from Discontinued Operations	—	—	—	1,882

Net Income	$67,436	$51,106	$277,348	$209,770

Diluted Income per Common Share
Income from Continuing Operations	$0.26	$0.19	$1.06	$0.81
Change in Accounting for Goodwill	—	—	—	(0.02)
Gain from Discontinued Operations	—	—	—	0.01
Net Income	$0.26	$0.19	$1.06	$0.80

Weighted-Average Common
Shares Outstanding
Basic	257,428	259,391	259,454	258,147
Diluted	260,628	262,416	262,737	261,574

* Cost of sales includes special charges (income) of ($31) and $1,584 for the fourth quarter ended December 31, 2003 and 2002, respectively, and ($76) and $8,977 for the year ended December 31, 2003 and 2002, respectively.

** Special items include revisions to reduce prior restructuring expenses of $491 for the fourth quarter ended December 31, 2003 and $1,283 for the year ended December 31, 2003.  The fourth quarter and year also include expense of $19 and $1,691, respectively, related to a change in the amount of goodwill allocated to an international business sold earlier in the year.

All per share and number of share data has been retroactively adjusted for the company’s two-for-one stock split paid June 6, 2003, except for the Consolidated Statement of Shareholders’ Equity.

IMMEDIATE RELEASE

M.J. Monahan
(651) 293-2809

ECOLAB INC.

OPERATING SEGMENT INFORMATION

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003

	Fourth Quarter		Year
(thousands)	2003	2002	2003	2002
	(unaudited)
Net Sales
United States
Cleaning & Sanitizing	$401,332	$394,370	$1,694,323	$1,615,171
Other Services	80,655	77,386	320,444	308,329
Total	481,987	471,756	2,014,767	1,923,500
International Cleaning & Sanitizing	410,436	403,523	1,560,557	1,497,935
Effect of Foreign Currency Translation	64,043	8,101	186,495	(17,850)
Consolidated	$956,466	$883,380	$3,761,819	$3,403,585

Operating Income
United States
Cleaning & Sanitizing	$60,891	$57,558	$285,212	$271,838
Other Services	1,844	7,804	21,031	33,051
Total	62,735	65,362	306,243	304,889
International Cleaning & Sanitizing	47,308	39,900	159,866	138,373
Corporate Expense*	(3,998)	(12,391)	(4,834)	(46,008)
Effect of Foreign Currency Translation	8,258	552	21,383	(1,388)
Consolidated	$114,303	$93,423	$482,658	$395,866

*    Consistent with the company’s internal management reporting, corporate expense includes special items to reduce prior restructuring expenses of $522 for the fourth quarter ended December 31, 2003 and $1,359 for the year ended December 31, 2003.  It also includes expense for the fourth quarter and year of $19 and $1,691, respectively, related to a change in the amount of goodwill allocated to an international business sold earlier this year and expense of $4,502 for the fourth quarter related to postretirement death benefits for retired executives.  In 2002, corporate expense included expense for special items of $12,391 for the fourth quarter ended December 31, 2002 and $51,799 for the year ended December 31, 2002.  Corporate expense also includes a curtailment gain of $5,791 for the year ended December 31, 2002.

IMMEDIATE RELEASE

M.J. Monahan
(651) 293-2809

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

(thousands)	December 31 2003	December 31 2002

Assets
Current assets
Cash and cash equivalents	$85,626	$49,205
Accounts receivable, net	626,002	553,154
Inventories	309,959	291,506
Deferred income taxes	75,820	71,147
Other current assets	52,933	50,925
Total current assets	1,150,340	1,015,937

Property, plant and equipment, net	736,797	680,265

Goodwill, net	797,211	695,700

Other intangible assets, net	203,859	188,670

Other assets, net	340,711	285,335

Total assets	$3,228,918	$2,865,907

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$70,203	$160,099
Accounts payable	212,287	205,665
Compensation and benefits	190,386	184,239
Income taxes	59,829	12,632
Other current liabilities	319,237	291,193
Total current liabilities	851,942	853,828

Long-term debt	604,441	539,743

Postretirement health care and pension benefits	249,906	207,596

Other liabilities	227,203	164,989

Shareholders’ equity	1,295,426	1,099,751

Total liabilities and shareholders’ equity	$3,228,918	$2,865,907

IMMEDIATE RELEASE

M.J. Monahan
(651) 293-2809

ECOLAB INC.

SUPPLEMENTAL DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

	Quarter Ended March 31 2002	Quarter Ended June 30 2002	Quarter Ended Sept. 30 2002	Quarter Ended Dec. 31 2002	Year Ended Dec. 31 2002

Pro forma income from ongoing operations	$0.18	$0.23	$0.28	$0.22	$0.92
Pro forma adjustments:
One-time gain from benefit plan changes	0.01				0.01
Special restructuring and merger integration charges	(0.06)	(0.03)	(0.01)	(0.03)	(0.12)
Adoption of SFAS No. 142 - transitional impairment charge	(0.02)				(0.02)
Discontinued operations	0.01				0.01
Net income, as reported	$0.13	$0.20	$0.28	$0.19	$0.80

	Quarter Ended March 31 2003	Quarter Ended June 30 2003	Quarter Ended Sept. 30 2003	Quarter Ended Dec. 31 2003	Year Ended Dec. 31 2003

Pro forma income from ongoing operations	$0.21	$0.25	$0.32	$0.26	$1.03
Pro forma adjustments:
Gain from sale of equity investments			0.02		0.03
Special charges			(0.01)
Net income, as reported	$0.21	$0.25	$0.33	$0.26	$1.06

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the tables above are provided to assist in the reader’s understanding of the comparibility of the company’s operations for 2002 and 2003.  The company believes that pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s results against, because several unusual items during 2002 and 2003 impacted the company’s reported net income (see “pro forma adjustments” in table above).  The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the full year and quarters ended March 31, June 30, September 30 and December 31, 2002 and 2003.  The information was originally presented in the company’s quarterly earning releases and reflects the impact of the company’s two-for-one stock split paid June 6, 2003.

The pro forma information should not be constured as an alternative to reported results under U.S. GAAP.